EXHIBIT 5.18

LETTER OF CONSENT

January 14, 2013

To:	British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

The Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers

New Brunswick Securities Commission

Nova Scotia Securities Commission

Superintendent of Securities, Prince Edward Island Securities Office

Superintendent of Securities, Newfoundland and Labrador

Superintendent of Securities, Government of Yukon

Superintendent of Securities, Government of Northwest Territories

Superintendent of Securities, Government of Nunavut

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE: Offer to Acquire all of the Issued and Outstanding Common Shares of Aurizon Mines Ltd. (“Aurizon”) by Alamos Gold Inc. (the “Company”)

I refer to the take-over bid circular (the “Circular”) and the Registration Statement on Form F-10 (the “Registration Statement”) filed by the Company on January 14, 2013, pursuant to which the Company has offered to acquire all of the issued and outstanding common shares of Aurizon.

I, Pedro C. Repetto, PE, am one of the authors of a report entitled “NI 43-101 Technical Report – Kirazlı & Ağı Dağı Gold Project” dated July 31, 2012 (the “Technical Report”) for the Company. I am responsible for Section 4 “Property Description and Location” and Section 18.4 “Water Supply”.

I hereby consent to the use of my name in the Circular and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Technical Report.

I also confirm that I have read the Circular and Registration Statement and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are (i) derived from Sections 4 and 18.4 of the Technical Report or (ii) within my knowledge as a result of the service I have performed for the Company in connection with such report.

Dated this 14 day of January, 2013.

/s/ Pedro C. Repetto
Signature of Qualified Person

Pedro C. Repetto
Name of Qualified Person